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                                                                       EXHIBIT G

                    LISTING OF GENCORP INC. SUBSIDIARIES(1)

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                                                                        STATE OR      PERCENTAGE
                                                                     JURISDICTION OF  OF VOTING
                                                                      INCORPORATION   OWNERSHIP
                                                                     ---------------  ----------
Aerojet-General Corporation(2).....................................  Ohio                100.
Aerojet Ordnance Tennessee, Inc....................................  Tennessee           100.
Chemical Construction Corporation..................................  Delaware            100.
General Applied Science Laboratories, Inc..........................  New York            100.
GenCorp International..............................................  Ohio                100.
Penn Racquet Sports Co. (Ireland)..................................  Ireland             100.
Penn Europe GmbH...................................................  Germany             100.
GenCorp S.A.R.L....................................................  France              100.
GenCorp Canada Inc.................................................  Canada              100.
HENNIGES Elastomer- und Kuntstofftechnik
  GmbH & Co. KG....................................................  Germany             100.
RKO General, Inc...................................................  Delaware            100.
RKO Hotel Group, Inc...............................................  Delaware            100.
RKO Hotels, Inc....................................................  Delaware            100.
Genco Insurance Limited............................................  Bermuda             100.
GenCorp Export Corporation.........................................  Virgin Islands      100.
GenCorp Investment Management, Inc.................................  Ohio                100.
GKK Automotive Co., Ltd............................................  Ohio                 60.
GT Automotive Co., Ltd.............................................  Ohio                 60.
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(1)  GenCorp Inc. conducted business using the names GenCorp, GenCorp Automotive and GenCorp Polymer Products.

(2) Aerojet-General Corporation conducted business using the names Aerojet ASRM Division, Aerojet Electronic Systems Division and Aerojet Propulsion Division.